                                                                   EXHIBIT 99








                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Bell Bancorp, Inc.:


We have audited the accompanying consolidated statements of financial condition of Bell Bancorp, Inc. and subsidiary (the Company) as of March 31, 1996 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bell Bancorp, Inc. and subsidiary as of March 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996 in conformity with generally accepted accounting principles.

As discussed in notes 1 and 9 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1994 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.


/s/ KPMG Peat Marwick LLP

May 24, 1996
Chicago, Illinois

BELL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Financial Condition

March 31, 1996 and 1995


                           ASSETS                                                1996             1995
                           ------                                                ----             ----
                                                                                     (in thousands)
Cash and due from banks                                                     $     15,304           10,647
Interest-earning deposits                                                         59,092            7,503
Investment securities held-to-maturity (estimated fair value of
 $120,398 and $44,336 at March 31, 1996 and 1995 (note 2)                        120,309           44,266
Mortgage-backed securities held-to-maturity (estimated fair value
 of $402,515 and $451,608 at March 31, 1996 and 1995) (note 3)                   411,982          480,564
Loans receivable, net of allowance for loan losses of
 $7,021 at March 31, 1996 and 1995 (note 4)                                    1,306,275        1,338,414
Accrued interest receivable (note 5)                                              11,928           10,988
Foreclosed real estate                                                             3,094            4,256
Premises and equipment, net (note 6)                                               5,321            5,840
Prepaid expenses and other assets                                                  5,149            4,981
                                                                            ------------      -----------
                                                                            $  1,938,454        1,907,459
                                                                            ============      ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------
Deposits (note 7)                                                              1,604,325        1,519,220
Borrowed funds (note 8)                                                           10,000           79,600
Advance payments by borrowers for taxes and insurance                              6,676            7,736
Accrued interest payable                                                             430              787
Taxes payable                                                                      2,673            1,318
Other liabilities                                                                  6,965            5,834
                                                                            ------------      -----------
Total liabilities                                                              1,631,069        1,614,495
                                                                            ------------      -----------
Stockholders' equity (notes 11 and 15):
 Preferred stock, $.01 par value.  Authorized 10,000,000 shares;
  none outstanding                                                                   --               --
 Common stock, $.01 par value.  Authorized 30,000,000 shares;
  issued 12,461,960 shares; 9,209,578 shares and 9,103,348
  shares outstanding at March 31, 1996 and 1995                                      124              124
 Additional paid-in capital                                                      151,602          151,298
 Retained earnings, substantially restricted (note 9)                            229,335          221,075
 Treasury stock, at cost (3,252,382 and 3,358,612 shares at
  March 31, 1996 and 1995)                                                       (71,107)         (73,429)
 Common stock purchased by:
  Employee Stock Ownership Plan (notes 8 and 12)                                  (1,900)          (4,593)
  Association Recognition and Retention Plans (note 13)                             (669)          (1,511)
                                                                            ------------      -----------
Total stockholders' equity                                                       307,385          292,964

Commitments and contingencies (notes 14 and 16)
                                                                            ------------      -----------
                                                                            $  1,938,454        1,907,459
                                                                            ============      ===========


See accompanying notes to consolidated financial statements.

BELL BANCORP, INC. AND SUBSIDIARY

Statements of Earnings

Years ended March 31, 1996, 1995, and 1994


                                                                                1996        1995      1994
                                                                                ----        ----      ----
                                                                         (in thousands, except per share amounts)
Interest income:
 Interest on loans:
  Mortgage loans                                                             $   97,814    81,119    87,638
  Other loans                                                                        54        82       119
                                                                             ----------   -------   -------
Total interest on loans                                                          97,868    81,201    87,757
                                                                             ----------   -------   -------
 Mortgage-backed securities                                                      28,066    30,255    25,478
 Investment securities                                                            4,106     4,990     7,062
 Interest-earning deposits                                                        1,562       854     1,026
                                                                             ----------   -------   -------
Total interest income                                                           131,602   117,300   121,323
                                                                             ----------   -------   -------
Interest expense:
 Deposits                                                                        74,905    59,370    60,529
 Borrowed funds                                                                   1,785     1,194       --
                                                                             ----------   -------   -------
Total interest expense                                                           76,690    60,564    60,529
                                                                             ----------   -------   -------
Net interest income before provision for loan losses                             54,912    56,736    60,794
Provision for loan losses (note 4)                                                3,698     3,926     2,623
                                                                             ----------   -------   -------
Net interest income after provision for loan losses                              51,214    52,810    58,171
                                                                             ----------   -------   -------
Noninterest income:
 Gain (loss) on sale of:
  Loans receivable                                                                  269       445       310
  Foreclosed real estate                                                           (735)     (837)     (621)
 Fees and commissions                                                               842       855     1,064
 Other                                                                              750       198       307
                                                                             ----------   -------   -------
Total noninterest income                                                          1,126       661     1,060
                                                                             ----------   -------   -------
Noninterest expense:
 Compensation and benefits                                                       19,063    19,063    18,104
 Office occupancy and equipment                                                   3,403     3,601     3,614
 Federal deposit insurance premiums                                               3,523     3,613     3,200
 Advertising and promotion                                                        1,438     1,699     1,729
 Other                                                                            4,778     4,107     4,220
                                                                             ----------   -------   -------
Total noninterest expense                                                        32,205    32,083    30,867
                                                                             ----------   -------   -------
Income before income tax expense and cumulative
 effect of change in accounting principle                                        20,135    21,388    28,364

Income tax expense (note 9)                                                       8,100     8,021     9,950
                                                                             ----------   -------   -------
Income before cumulative effect of change in accounting principle                12,035    13,367    18,414

Cumulative effect of change in accounting for income taxes                          --        --      3,001
                                                                             ----------   -------   -------
Net income                                                                   $   12,035    13,367    15,413
                                                                             ==========   =======   =======
Primary earnings per share:
 Before cumulative effect of change in accounting principle                  $     1.26      1.32      1.66
 Cumulative effect of change in accounting principle                                --        --       (.27)
                                                                             ----------   -------   -------
Net income                                                                         1.26      1.32      1.39
                                                                             ==========   =======   =======
Fully-diluted earnings per share:
 Before cumulative effect of change in accounting principle                  $     1.26      1.32      1.66
 Cumulative effect of change in accounting principle                                --        --       (.27)
                                                                             ----------   -------   -------
Net income                                                                   $     1.26      1.32      1.39
                                                                             ==========   =======   =======

See accompanying notes to consolidated financial statements.

BELL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders' Equity

Years ended March 31, 1996, 1995


                                                                                                Common      Common
                                                          Additional                            stock       stock
                                    Preferred    Common    paid-in      Retained   Treasury    acquired    acquired
                                      stock      stock     capital      earnings     stock      by ESOP     by ARP       Total
                                    ---------    ------   ----------    --------   --------    --------    --------      -----
                                                                           (in thousands)

Balance at March 31, 1994                  --        124   151,379       209,885    (52,467)    (6,493)     (2,612)     299,816

Net income                                 --         --        --        13,367         --         --          --       13,367
Purchase of treasury stock
 (975,568 shares)                          --         --        --            --    (23,451)*       --          --      (23,451)
Cash dividend paid
 ($.225 per share)                         --         --        --        (2,177)        --         --          --       (2,177)
Exercise of stock options
 (117,492 shares)                          --         --    (1,016)           --      2,489 *       --          --        1,473
Tax benefits related to exercise
 of stock options and ARP#s
 stock                                     --         --       935            --         --         --          --          935
Contribution to fund ESOP loan             --         --        --            --         --      1,900          --        1,900
Amortization of award of
 ARP's stock                               --         --        --            --         --         --       1,101        1,101
                                    ---------    -------  --------      --------   --------    --------    -------      -------
Balance at March 31, 1995                  --        124   151,298       221,075    (73,429)    (4,593)     (1,511)     292,964

Net income                                 --         --        --        12,035         --         --          --       12,035
Cash dividend paid
 ($.4125 per share)                        --         --        --        (3,775)        --         --          --       (3,775)
Exercise of stock options
 (106,230 shares)                          --         --      (966)           --      2,322         --          --        1,356
Tax benefits related to exercise
 of stock options and ARP#s
 stock                                     --         --     1,270            --         --         --          --        1,270
Contribution to fund ESOP loan             --         --        --            --         --      2,693          --        2,693
Amortization of award of                                                                                                     --
 ARP's stock                               --         --        --            --         --         --         842          842
                                    ---------    -------  --------      --------   --------    -------     -------      -------
Balance at March 31, 1996           $      --        124   151,602       229,335    (71,107)    (1,900)       (669)     307,385
                                    =========    =======  ========      ========   ========    =======     =======      -------


See accompanying notes to consolidated financial statements.

BELL BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended March 31, 1996, 1995


                                                                                                     1996       1995       1994
                                                                                                     ----       ----       ----
                                                                                                           (in thousands)
Cash flows from operating activities:
 Net income                                                                                       $   12,035    13,367    15,413
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation                                                                                           785       871       909
  Amortization of cost of stock benefit plans                                                          3,535     3,001     2,934
  Tax benefit related to stock options and ARPs                                                        1,270       935     1,076
  Amortization of premiums, discounts, and deferred loan fees                                         (1,757)   (1,646)   (2,812)
  Additions to deferred income and unearned discounts                                                    868     1,856       305
  Provision for loan losses                                                                            3,698     3,926     2,623
  Stock dividends on Federal Home Loan Bank stock                                                         --      (210)       --
  Loss (gain) on sale of:
   Loans receivable                                                                                     (269)     (445)     (310)
   Foreclosed real estate                                                                                735       837       621
  (Increase) decrease in accrued interest receivable, prepaid expense, and other assets               (1,108)   (2,780)      654
  Increase (decrease) in accrued interest payable, taxes payable, and other liabilities                2,129    (5,243)    9,697
  Loans originated for sale                                                                           (9,307)   (6,319)  (52,406)
  Sale of loans originated for sale                                                                    9,577     6,764    52,716
                                                                                                  ----------  --------  --------
Net cash provided by operating activities                                                             22,191    14,914    31,420
                                                                                                  ----------  --------  --------
Cash flows from investing activities:
 Loan originations                                                                                   (55,757) (100,158)  (69,945)
 Principal repayments on:
  Loans receivable                                                                                   244,310   220,001   417,169
  Mortgage-backed securities                                                                          68,175   103,493   202,175
 Proceeds from maturities and call of investment securities                                          287,241   374,725   888,002
 Proceeds from sale of foreclosed real estate                                                          8,432    14,831     8,574
 Purchase of:
  Loans receivable                                                                                  (166,832) (330,051)  (74,236)
  Mortgage-backed securities                                                                              --   (23,152) (417,803)
  Investment securities                                                                             (363,274) (261,284) (922,210)
  Premises and equipment                                                                                (266)     (336)     (430)
                                                                                                  ----------  --------  --------
Net cash provided by (used in) investing activities                                                   22,029    (1,931)   31,296
                                                                                                  ----------  --------  --------
Cash flows from financing activities:
 Proceeds from short-term borrowings                                                                  94,800   144,000        --
 Net proceeds from sale of treasury stock                                                                 --        --       780
 Net increase (decrease) in deposits                                                                  85,105   (78,008)  (48,188)
 Repayment of borrowed funds                                                                        (164,400)  (64,400)       --
 Net decrease in advance payments by borrowers for taxes and insurance                                (1,060)     (220)   (1,518)
 Purchase of treasury stock                                                                               --   (23,451)  (25,767)
 Proceeds from exercise of stock options                                                               1,356     1,473     1,393
 Dividends paid                                                                                       (3,775)   (2,177)       --
                                                                                                  ----------  --------  --------
Net cash provided by (used in) financing activities                                                   12,026   (22,783)  (73,300)
                                                                                                  ----------  --------  --------
Net increase (decrease) in cash and cash equivalents                                                  56,246    (9,800)  (10,584)
Cash and cash equivalents at beginning of year                                                        18,150    27,950    38,534
                                                                                                  ----------  --------  --------
Cash and cash equivalents at end of year                                                          $   74,396    18,150    27,950
                                                                                                  ==========  ========  ========
Supplement disclosure of cash flow information:
 Cash paid during the year for interest on:
  Deposits                                                                                            74,834    59,325    60,599
  Borrowed funds                                                                                       2,213     1,194        --
                                                                                                  ----------  --------  --------
                                                                                                  $   77,047    60,519    60,599
                                                                                                  ==========  ========  ========
 Income taxes                                                                                     $    6,647     7,781    10,848
 Noncash investing activity-transfer of loans to foreclosed real estate                                8,005    10,784    14,139
                                                                                                  ==========  ========  ========


See accompanying notes to consolidated financial statements.

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

March 31, 1996, 1995 and 1994

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of Bell Bancorp, Inc. (the Company or Holding Company) and its subsidiary conform to generally accepted accounting principles and to general practice within the thrift industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period.

         The following is a description of the more significant policies which the Company follows in preparing and presenting its consolidated financial statements.

         (a)     PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, Bell Federal Savings and Loan Association (the Association) and the Association's wholly owned subsidiary, Bell Savings Service Corporation. All significant intercompany transactions and balances have been eliminated in consolidation.

         (b)     INVESTMENT SECURITIES HELD-TO-MATURITY

         Investment securities held-to-maturity are carried at cost, adjusted for premiums and discounts, as the Company has both the ability and positive intent to hold these securities to maturity.

         (c)     MORTGAGE-BACKED SECURITIES HELD-TO-MATURITY

         Mortgage-backed securities held-to-maturity represent participating interests in pools of first mortgage loans originated and serviced by the issuers of the securities. These securities are carried at current unpaid principal balances, adjusted for premiums and discounts, as the Company has both the ability and the positive intent to hold them to maturity. Amortization of premiums and accretion of discounts are recognized in interest income over the remaining life of the related securities in proportion to the principal reduction of the assets, which approximates the interest method.

         (d)     LOANS RECEIVABLE

         Loans receivable are stated at unpaid principal balances less unearned discounts, deferred loan fees, loans in process, and allowance for loan losses.

         Discounts on first mortgage loans are amortized to income over the remaining life of the related assets in proportion to the principal reduction of the loans, which approximates the interest method.

         Loan origination fees and certain direct loan origination costs are deferred and the net deferred fees are amortized as yield adjustments over the contractual life of the related loans using the interest method.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



         The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Allowances for estimated losses on loans receivable are established when any significant and permanent decline in value occurs. Additions to allowance for losses are provided based on a periodic evaluation by management. Management's periodic evaluation of the adequacy of the allowance is based on the Association's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current and prospective economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowances for losses on loans and foreclosed real estate. Such agencies may require the Association to recognize additions to the allowances based on their judgments of information available to them at the time of their examination. Interest income on loans is not recognized on loans which are five months or greater delinquent and on loans which management believes are uncollectible.

         The Company adopted Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition Disclosures," effective April 1, 1995. Management, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement, including principal and interest.

         Loans past due five months or more are considered impaired. The amount of impairment for individual loans is measured based on the fair value of collateral, if the loan is collateral dependent, or alternatively, at the present value of expected future cash flows discounted at the loan's effective interest rate. Certain groups of small balance homogenous loans represented by installment and consumer credit and residential one-to-four family real estate loans are excluded from the impairment provisions. At March 31, 1996, the Company identified no loans that were considered impaired, as defined.

         (e)     FORECLOSED REAL ESTATE

         Real estate acquired through foreclosure or deed in lieu of foreclosure is carried at the lower of fair value or the related loan balance at the date of foreclosure. Valuations are periodically performed by management and an allowance for loss is established by a charge to operations if the carrying value of a property subsequently exceeds its estimated net realizable value.

         (f)     PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of premises and equipment are computed primarily using the straight-line method over the estimated useful life of the respective asset. Useful lives are 20 years for office buildings, 7 to 16 years for furniture, fixtures and equipment, and 3 years for automobiles. Amortization of leasehold improvements is computed on the straight-line method over the lesser of the term of the lease or the useful life of the property.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



         (g)     INCOME TAXES

         The Company files a consolidated Federal income tax return with the Association. The provision for Federal and state taxes on income is based on earnings reported in the financial statements.

         Deferred income taxes arise from the recognition of certain items of income and expense for tax purposes in years different from those in which they are recognized in the consolidated financial statements.

         In February 1992, FASB issued SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires a change from the deferred method of accounting for income taxes required under Accounting Principles Board
         (APB) No. 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Effective April 1, 1993, the Company adopted SFAS No. 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1994 consolidated statement of operations.

         (h)     POSTRETIREMENT BENEFITS

         The Company does provide for certain postretirement benefits to retired employees. Effective April 1, 1993, the Company adopted SFAS No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions, which requires that the projected future cost of providing postretirement benefits be recognized as an expense as employees render service. Prior to 1994, the Company recognized these benefits on the pay-as-you-go method. The Company has elected to recognize the initial liability of $4.6 million, which reflects the present value of future payouts including anticipated medical inflation, over the employees' expected future service of 23 years as is permitted by SFAS No. 106.

         (i)     EARNINGS PER SHARE

         Earnings per share for the year ended March 31, 1996 was determined by dividing net income for the year by 9,543,037 and 9,578,978, the weighted average number of primary and fully-diluted shares of common stock and common stock equivalents outstanding. Earnings per share for the year ended March 31, 1995 was determined by dividing net income for the year by 10,160,308 and 10,160,447, the weighted average number of primary and fully-diluted shares.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



         Earnings per share for the year ended March 31, 1994 was determined by dividing net income for the year by 11,089,404 and 11,082,952, the weighted average number of primary and fully-diluted shares. Stock options are regarded as common stock equivalents and therefore considered in the primary and fully-diluted earnings per share calculations. Common stock equivalents are computed under the treasury stock method.

         (j)     STOCK OPTIONS

         Proceeds from the sale of stock to employees and directors under the existing stock option plans are credited to treasury stock. Income tax benefits attributable to nonqualified stock options exercised are credited to additional paid-in capital.

         (k)     CASH AND CASH EQUIVALENTS

         For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks and interest-earning deposits.

         (l)     STOCKHOLDERS' EQUITY

         On July 21, 1994, the Board of Directors of Bell Bancorp, Inc. approved a two-for-one stock split, effected in the form of a stock dividend which was payable on September 8, 1994 to stockholders of record on August 18, 1994. Accordingly, stockholders of record received one (1) new share for each share owned as of August 18, 1994. All prior share related information has been restated to reflect the stock split effect, including earnings per share data.

         (m)     BASIS OF PRESENTATION

         Certain amounts for 1995 have been reclassified to conform to the 1996 presentation.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(2)      INVESTMENT SECURITIES HELD-TO-MATURITY

         Investment securities held-to-maturity are summarized as follows as of March 31, 1996 and 1995:


                                                                                           1996
                                                                   -----------------------------------------------------
                                                                                   Gross          Gross        Estimated
                                                                   Amortized     unrealized     unrealized        fair
                                                                     cost          gains          losses         value
                                                                   ---------     ----------     ----------     ---------
                                                                                     (in thousands)
         United States Government
              obligations and agencies                             $  17,243          165           (75)          17,333
         Corporate securities                                         88,550            1            (2)          88,549
         Stock in Federal Home Loan
              Bank of Chicago                                         14,516           --            --           14,516
                                                                   ---------        -----         -----        ---------
                                                                   $ 120,309          166           (77)         120,398
                                                                   =========        =====         =====        =========

         The maturity of investment securities as of March 31, 1996 are summarized as follows:


                                                                                                             Estimated
                                                                                               Amortized       fair
                                                                                                 cost          value
                                                                                               ---------     ---------
                                                                                                   (in thousands)
            Due in one year or less                                                            $  98,951        98,973
            Due after one year through five years                                                  6,095         6,098
            Due after five years through ten years                                                   747           811
            Stock in Federal Home Loan Bank of Chicago                                            14,516        14,516
                                                                                               ---------     ---------
                                                                                               $ 120,309       120,398
                                                                                               =========     =========




                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements




                                                                                         1995
                                                                 -----------------------------------------------------
                                                                                 Gross          Gross        Estimated
                                                                 Amortized     unrealized     unrealized        fair
                                                                   cost          gains          losses         value
                                                                 ---------     ----------     ----------     ---------
                                                                                    (in thousands)
       United States Government
            obligations and agencies                              $25,611          135          (65)           25,681
       Corporate securities                                         5,000           --           --             5,000
       Stock in Federal Home Loan
            Bank of Chicago                                        13,655           --           --            13,655
                                                                  -------         ----         ----           -------
                                                                  $44,266          135          (65)           44,336
                                                                  =======         ====         ====           =======

       The maturity of investment securities as of March 31, 1995 are summarized  as follows:



                                                                                                             Estimated
                                                                                               Amortized       fair
                                                                                                  cost         value
                                                                                               ---------     ---------
                                                                                                   (in thousands)
            Due in one year or less                                                             $16,234        16,235
            Due after one year through five years                                                13,139        13,152
            Due after five years through ten years                                                1,238         1,294
            Stock in Federal Home Loan Bank of Chicago                                           13,655        13,655
                                                                                                -------      --------
                                                                                                $44,266        44,336
                                                                                                =======      ========



                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(3)    MORTGAGE-BACKED SECURITIES HELD-TO-MATURITY

       Mortgage-backed securities held-to-maturity are summarized as follows as of March 31, 1996 and 1995:


                                                                                         1996
                                                                 -----------------------------------------------------
                                                                                 Gross          Gross        Estimated
                                                                 Amortized     unrealized     unrealized        fair
                                                                   cost          gains          losses         value
                                                                 ---------     ----------     ----------     ---------
                                                                                    (in thousands)
       Collateralized mortgage obligations                       $316,337           46         (10,256)        306,127
       Participation certificates:
            Federal Home Loan
               Mortgage Corporation                                78,006          522             (67)         78,461
            Federal National Mortgage
               Association                                          6,796          105              (6)          6,895
            Government National
               Mortgage Association                                10,843          189            --            11,032
                                                                 --------        -----        --------       ---------
                                                                 $411,982          862         (10,329)        402,515
                                                                 ========        =====        ========       =========
                                                                                         1995
                                                                 -----------------------------------------------------
                                                                                 Gross          Gross        Estimated
                                                                 Amortized     unrealized     unrealized        fair
                                                                   cost          gains          losses         value
                                                                 ---------     ----------     ----------     ---------
                                                                                    (in thousands)
       Collateralized mortgage obligations                       $359,836           16          (28,248)       331,604
       Participation certificates:
            Federal Home Loan
               Mortgage Corporation                                98,309          324             (851)        97,782
            Federal National Mortgage
               Association                                          9,446           41              (25)         9,462
            Government National
               Mortgage Association                                12,973           18             (231)        12,760
                                                                 --------        -----         --------      ---------
                                                                 $480,564          399          (29,355)       451,608
                                                                 ========        =====         ========      =========





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(4)    LOANS RECEIVABLE

       Loans receivable are summarized as follows as of March 31, 1996 and 1995:


                                                                                          1996         1995
                                                                                          ----         ----
                                                                                             (in thousands)
       Mortgage loans:
           One- to four-family residential originated                                  $   378,199      383,226
           One- to four-family residential purchased                                       906,488      931,346
           Other mortgage loans                                                             30,683       36,686
                                                                                       -----------   ----------
       Total mortgage loans                                                              1,315,370    1,351,258
                                                                                       -----------   ----------
       Other loans                                                                             463        1,094
                                                                                       -----------   ----------
       Total loans receivable                                                            1,315,833    1,352,352
                                                                                       -----------   ----------
       Less:
           Loans in process                                                                     71        3,367
           Unearned discounts, premiums, and deferred
              loan fees, net                                                                 2,466        3,550
           Allowance for loan losses                                                         7,021        7,021
                                                                                       -----------   ----------
       Loans receivable, net                                                           $ 1,306,275    1,338,414
                                                                                       ===========   ==========
       Weighted average interest rate                                                     7.28%         6.63
                                                                                       ===========   ==========

       Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans were approximately $15.4 million, $16.9 million, and $16.7 million at March 31, 1996, 1995, and 1994, respectively. Custodial balances maintained in connection with the mortgage loans serviced for others and included in deposits were approximately $487,605, $567,000, and $395,000 at March 31, 1996, 1995, and 1994,
       respectively.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



       Activity in the allowance for loan losses is summarized as follows for the years ended March 31, 1996, 1995, and 1994.


                                                                                      1996      1995      1994
                                                                                      ----      ----      ----
                                                                                             (in thousands)
        Balance at beginning of year                                               $ 7,021     6,103      6,197
        Provision for loan losses                                                    3,698     3,926      2,623
        Charge-offs                                                                 (3,698)   (3,008)    (2,717)
                                                                                   -------   -------    -------
                                                                                   $ 7,021     7,021      6,103
                                                                                   =======   =======    =======

       There was no allowance for specific loan losses in the balance of the allowance for loan losses at March 31, 1996, 1995, and 1994.

       Loans receivable delinquent three months or more are as follows:


                                                                                                       Percentage
                                                                                                        of total
                                                                                Number                   loans
                                                                               of loans    Amount       receivable
                                                                               --------    ------       ----------
                                                                                         (in thousands)
       March 31, 1996                                                            188      $18,445          1.40%
       March 31, 1995                                                            206       19,188          1.42
       March 31, 1994                                                            250       18,861          1.63
                                                                                ====      =======         =====


(5)    ACCRUED INTEREST RECEIVABLE

       Accrued interest receivable is summarized as follows as of March 31, 1996 and 1995:


                                                                                             1996       1995
                                                                                             ----       ----
                                                                                               (in thousands)
       Investment securities                                                               $   568          631
       Mortgage-backed securities                                                            2,306        2,611
       Loans receivable                                                                      9,054        7,746
                                                                                           -------    ---------
                                                                                           $11,928       10,988
                                                                                           =======    =========




                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(6)    PREMISES AND EQUIPMENT

       Premises and equipment, at cost, less accumulated depreciation and amortization, is summarized as follows as of March 31, 1996 and 1995:


                                                                                                1996      1995
                                                                                                ----      ----
                                                                                                (in thousands)
       Land                                                                                   $   632         632
       Buildings                                                                                9,650      10,517
       Furniture, fixtures, and equipment                                                       3,618       3,582
       Leasehold improvements                                                                   1,223       1,338
       Automobiles                                                                                356         338
                                                                                              -------   ---------
                                                                                               15,479      16,407
       Less accumulated depreciation and amortization                                          10,158      10,567
                                                                                              -------   ---------
                                                                                              $ 5,321       5,840
                                                                                              =======   =========

       Depreciation and amortization of premises and equipment was approximately $785,000, $871,000, and $909,000 for the years ended March 31, 1996, 1995, and 1994, respectively.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(7)    DEPOSITS

       Deposits balances by interest rate are summarized as follows as of March 31, 1996 and 1995:


                                                                                                  1996
                                                                              -----------------------------------------
                                                                                                 Percent       Weighted
                                                                                                 of total      average
                                                                                 Amount          deposits        rate
                                                                                 ------          --------      --------
                                                                                             (in thousands)
           Passbook accounts                                                  $   132,923             8.29%        2.78%
           NOW accounts                                                            81,212             5.06         1.99
           Money market accounts                                                  216,631            13.51         3.03
                                                                              -----------         --------       ------
                                                                                  430,766            26.86         2.76
                                                                              -----------         --------       ------
           Certificate accounts:
                   3.99% or less                                                    3,286              .20
                   4.00% to 4.99%                                                 136,758             8.53
                   5.00% to 5.99%                                                 803,827            50.10
                   6.00% to 6.99%                                                 139,980             8.72
                   7.00% to 7.99%                                                  87,258             5.44
                   8.00% and greater                                                2,567              .16
                                                                              -----------         --------       ------
                                                                                1,173,676            73.15         5.65
                                                                              -----------         --------       ------
           Gross deposits                                                       1,604,442           100.01

           Less premiums on deposits acquired                                        (117)            (.01)
                                                                              -----------         --------       ------
           Total deposits                                                     $ 1,604,325           100.00%        4.87%
                                                                              ===========         ========       ======





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



                                                                                          1995
                                                                         ---------------------------------------
                                                                                         Percent        Weighted
                                                                                         of total       average
                                                                           Amount        deposits         rate
                                                                           ------        --------       --------
                                                                                      (in thousands)
       Passbook accounts                                                 $  143,697        9.46%          2.76%
       NOW accounts                                                          76,318        5.02           1.98
       Money market accounts                                                243,429       16.02           3.00
                                                                         ----------     -------         ------
                                                                            463,444       30.50           2.76
                                                                         ----------     -------         ------
       Certificate accounts:
           3.99% or less                                                     71,613        4.72
           4.00% to 4.99%                                                   358,943       23.63
           5.00% to 5.99%                                                   388,244       25.56
           6.00% to 6.99%                                                   189,677       12.48
           7.00% to 7.99%                                                    29,771        1.96
           8.00% and greater                                                 17,691        1.16
                                                                         ----------     -------         ------
                                                                          1,055,939       69.51           5.28
                                                                         ----------     -------         ------
       Gross deposits                                                     1,519,383      100.01

       Less premiums on deposits acquired                                      (163)       (.01)
                                                                         ----------     -------         ------
       Total deposits                                                    $1,519,220      100.00%          4.51%
                                                                         ==========     =======         ======


       Scheduled maturities of certificate accounts at March 31, 1996 are as follows (in thousands):

       Less than 12 months                                                                    $        880,126
       12 to 36 months                                                                                 218,249
       Over 36 months                                                                                   75,301
                                                                                              ----------------
                                                                                              $      1,173,676
                                                                                              ================


                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



       Interest expense on deposits is summarized as follows for the years ended March 31, 1996, 1995, and 1994:


                                                                                         1996       1995       1994
                                                                                         ----       ----       ----
                                                                                               (in thousands)
       Money market accounts                                                            $ 6,708      7,649      8,339
       Passbook accounts                                                                  3,751      4,062      4,310
       NOW accounts                                                                       1,461      1,549      1,597
       Certificate accounts                                                              62,985     46,110     46,283
                                                                                        -------    -------    -------
                                                                                        $74,905     59,370     60,529
                                                                                        =======    =======    =======

       The aggregate amount of time deposits with a balance of $100,000 or greater was approximately $197.2 million and $168.4 million at March 31, 1996 and 1995, respectively.


(8)    BORROWED FUNDS

       Advances from the Federal Home Loan Bank of Chicago which totaled $10.0 million at March 31, 1996, have a fixed interest rate of 5.99%, and will mature on July 19, 1997.

       Advances at March 31, 1995 were $79.6 million, were due within a year, and had a weighted average interest rate of 6.19%.

       The Association has adopted a collateral pledge agreement whereby the Association has agreed to at all times keep in hand, free of all other pledges, liens, and encumbrances, first mortgages with unpaid principal balances aggregating no less than 167% of the outstanding secured advances from the Federal Home Loan Bank of Chicago. All stock in the Federal Home Loan Bank of Chicago is pledged as additional collateral for these advances.

       In connection with the initial public offering, the Association established an Employee Stock Ownership Plan (ESOP). The ESOP was funded by the proceeds from a $12.5 million loan which is currently held by the Holding Company. The loan carries an interest rate of prime, and matures in the year 2001. The loan is secured by the shares of the Company purchased with the loan proceeds. The Association has committed to make contributions to the ESOP sufficient to allow the ESOP to fund the debt service requirements of the loan.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(9)    INCOME TAXES

       Income tax expense is summarized as follows for the years ended March 31, 1996, 1995, and 1994.


                                                                                         1996      1995        1994
                                                                                         ----      ----        ----
                                                                                               (in thousands)
       Federal:
           Current                                                                      $6,969       8,112     10,554
           Deferred                                                                       (337)     (1,648)      (558)
                                                                                        ------     -------    -------
                                                                                         6,632       6,464      9,996
                                                                                        ------     -------    -------
       State:
           Current                                                                       1,514       1,780         41
           Deferred                                                                        (46)       (223)       (87)
                                                                                        ------     -------    -------
                                                                                         1,468       1,557        (46)
                                                                                        ------     -------    -------
       Total income tax expense                                                         $8,100       8,021      9,950
                                                                                        ======     =======    =======

       Reasons for the difference between the effective income tax and the corporate Federal income tax are detailed as shown below for the years ended March 31, 1996, 1995, and 1994.


                                                                                         1996       1995       1994
                                                                                         ----       ----       ----
                                                                                               (in thousands)
       Federal income tax at applicable statutory rate of 35%                           $7,047       7,486      9,927
       Items affecting Federal income tax rate:
           State income tax expense, net                                                   954       1,012         27
           Other, net                                                                       99        (477)        (4)
                                                                                        ------     -------    -------
       Income tax expense                                                               $8,100       8,021      9,950
                                                                                        ======     =======    =======





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



       The sources of the deferred income tax assets and liabilities are as follows:


                                                                                                      1996        1995
                                                                                                      ----        ----
                                                                                                        (in thousands)
          General valuation reserve                                                                 $  2,790      2,790
          Deferred compensation                                                                          285        268
          Deferred loan fees                                                                               6         58
          Book over tax depreciation                                                                     --          45
          Other                                                                                            1          6
                                                                                                    --------    -------
          Total gross deferred tax assets                                                              3,082      3,167

          Less valuation allowance                                                                       --         --
                                                                                                    --------    -------
          Net deferred tax assets                                                                      3,082      3,167
                                                                                                    --------    -------
          Loan tax bad debt reserve over base year                                                    (2,005)    (2,799)
          Tax over book depreciation                                                                     (13)       --
          Dividends on FHLB stock                                                                     (1,058)    (1,058)
          Retirement provision                                                                          (332)       --
          Deferred loss on closed futures contracts                                                      (59)       (78)
                                                                                                    --------    -------
          Total gross deferred tax liabilities                                                        (3,467)    (3,935)
                                                                                                    --------    -------
          Net deferred liability                                                                    $   (385)      (768)
                                                                                                    ========    =======

       No valuation allowance for deferred tax assets at March 31, 1996 and 1995 has been recorded as the Company believes it is more likely than not the deferred tax assets will be realized in the future.

       Under the Internal Revenue Code, the Association is allowed to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. The allowable deduction is equal to the greater of the amount calculated using the experience method or a percentage of taxable income. The percentage method was used for fiscal years ended March 31, 1996, 1995, and 1994 as it resulted in a greater allowable deduction.

       Retained earnings at March 31, 1996 include approximately $53.5 million for which no provision for Federal income tax has been made. This amount represents allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses will create income for tax purposes which will be subject to the then current corporate income tax rate.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(10)   PENSION AND POSTRETIREMENT BENEFIT PLANS

       The Association maintains a noncontributory defined benefit pension plan covering substantially all of its employees. The normal retirement benefits provided by the plan are based on compensation and length of service. The Association makes annual contributions to the plan equal to an amount calculated by an outside consulting actuary. Pension expense for the years ended March 31, 1996, 1995, and 1994, was approximately $1,022,000, $919,000, and $649,000, respectively.

       The table below sets forth the plan's funded status and amounts recognized in the Association's financial statements at March 31, 1996 and 1995:


                                                                                                       1996         1995
                                                                                                       ----         ----
                                                                                                        (in thousands)
          Actuarial present value of benefit obligations -
              accumulated benefit obligations, including
                 vested benefits of $10,929 and $9,670                                              $   12,251     10,822
                                                                                                    ==========    =======

          Plan assets, at fair value                                                                    13,761     10,851
          Projected benefit obligation for service rendered to date                                    (19,399)   (16,349)
                                                                                                    ----------    -------
          Plan assets less than projected benefit obligation                                            (5,638)    (5,498)
                                                                                                    ----------    -------
          Contribution in fourth quarter                                                                   --         209
          Unrecognized net gain from past experience different
              from that assumed                                                                          6,545      5,504
          Unrecognized prior service cost                                                                  520        568
          Unrecognized net transition obligation being recognized
              over 15 years                                                                               (596)      (795)
                                                                                                    ----------    -------
          Prepaid (accrued) pension cost                                                            $      831        (12)
                                                                                                    ==========    =======
                                                                                             1996      1995         1994
                                                                                             ----      ----         ----
                                                                                                    (in thousands)
          Net pension cost for the years ended March 31, 1996,
              1995, and 1994 includes the following components:
                 Service cost benefits earned during the year                              $   614         639        539
                 Interest cost on projected benefit obligation                               1,266       1,172      1,126
                 Actual (return) loss on plan assets                                        (1,425)        501       (743)
                 Net amortization and deferral                                                 567      (1,393)      (273)
                                                                                           -------     -------     ------
          Net periodic pension cost                                                        $ 1,022         919        649
                                                                                           =======     =======     ======





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



       The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation at the beginning of the year to determine the net periodic pension cost and at the end of the year for the present value of the benefit obligation during 1996, 1995, and 1994 was 7.00%, 8.25%, and 7.00%, respectively. The expected long-term rate of return on assets was 8.00% during 1996, 1995, and 1994 and the rate of increase in future compensation was 6.0% in 1996, 1995, and 1994.

       In addition to the Association's defined benefit pension plan, the Association sponsors a health care plan that provides postretirement benefits to full-time employees who meet minimum age and service requirements. The plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The accounting for the plan anticipates future cost-sharing changes to the written plan that are consistent with the Association's expressed intent to increase the retiree contribution rate annually for the expected general inflation rate for that year.
       The Association's policy is to fund the cost of medical benefits in amounts determined at the discretion of management.

       The Association adopted SFAS No. 106 as of April 1, 1993 and is recognizing the initial liability over 23 years. The net periodic postretirement benefit cost for the years ended March 31, 1996, 1995, and 1994 were $508,000 and $736,000, and $654,000 respectively.

       The Association's postretirement plan financial data for the plan years ended March 31, 1996 and 1995 are shown below:


                                                                                                  1996         1995
                                                                                                  ----         ----
                                                                                                     (in thousands)
       Accumulated postretirement benefit obligation:
           Fully eligible actives                                                                $    214        364
           Other actives                                                                            1,510      1,385
           Retirees                                                                                 2,959      2,682
                                                                                                 --------    -------
                                                                                                 $  4,683      4,431
                                                                                                 ========    =======
       Net periodic postretirement benefit cost:
           Service cost                                                                          $     68        146
           Interest cost                                                                              293        389
           Amortization of unrecognized liability                                                     201        201
           Amortization of unrecognized (gain) loss                                                   (54)       --
                                                                                                 --------    -------
                                                                                                 $    508        736
                                                                                                 ========    =======

       For measurement purposes, a 9.5% annual rate of increase in the per capita cost of covered benefits (i.e. health care cost trend rates) was assumed for 1996. The rate was assumed to decrease gradually to 5.5% by the year 2005 and remain at that level thereafter. Increasing the health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of March 31, 1996 by approximately $612,000 and the service and interest cost





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



       components of net periodic postretirement benefit cost for the year ended March 31, 1996 by approximately $53,000. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% at March 31, 1996 and 8.25% at March 31, 1995.


(11)   STOCK OPTION PLANS

       In conjunction with the conversion of the Association, the Company adopted an incentive stock option plan for the benefit of officers of the Association and a director's stock option plan for the benefit of outside directors of the Company. The number of shares of common stock authorized under the Officers' Plan after restatement for the 2 for 1 stock split is 1,303,946. No options were granted for the year ended March 31, 1996, while 8,860 and 25,554 options were granted at the market value per share at the date of grant for the years ended
       March 31, 1995 and 1994, respectively. Options granted under the Officers' Plan become exercisable one year from the date of grant for executive officers and senior officers of the Association and for other officers on a cumulative basis in equal installments at a rate of 20% per year commencing one year from the date of the grant. The fifth and final installment of options for each officer will become exercisable on June 7, 1996, the date of the merger with Standard Federal Bancorporation, Inc. The number of shares of common stock authorized under the Directors' Plan is 124,780. For the years ended March 31, 1996, 1995, and 1994, 12,478, 12,478, and -0- options were granted under the Directors' Plan. For the years ended March 31, 1996, 1995, and 1994, 106,230, 117,492, and 111,098 options granted under both plans have been exercised and issued from treasury stock at an average price of $21.86, $21.18, and $19.59, respectively, per share. As of March 31, 1996, 1995, and 1994, 752,677, 611,586, and 584,906 options, respectively, are exercisable under both plans. The term of the options issued under both plans expires ten years from the date of grant.


(12)   EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

       In connection with the Association's conversion, the Association formed an ESOP. The ESOP covers substantially all employees with more than one year of employment and who have attained the age of 21. The ESOP borrowed $12.5 million from an unaffiliated third-party lender and purchased after restatement for the 2 for 1 stock split, 998,236 common shares of the Company issued in the conversion. The debt was assumed by the Holding Company in fiscal 1993. In accordance with generally accepted accounting principles, the unpaid balances of the ESOP loan, which is comparable to unearned compensation, is reported as a deduction of stockholders' equity. In 1996, contributions to the ESOP which were used to fund principal payments on the ESOP debt totaled approximately $2.7 million. The Association has committed to make cash contributions to the ESOP sufficient to service the requirements of the loan.

 (13)  ASSOCIATION RECOGNITION AND RETENTION PLANS

       In conjunction with the Association's conversion, the Company formed two Association Recognition and Retention Plans (ARPs), which purchased in the aggregate, after restatement for the 2 for 1 stock split, 499,118 shares or 4% of the shares issued in the conversion. The shares





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



       were purchased for $6.2 million with funds contributed to the ARPs from the Association. As of March_31, 1996, 70,369 awards were outstanding, with such awards to be earned by officers and directors in equal annual installments over a five-year period from date of grant. An additional 3,205 shares owned by the ARPs have not yet been awarded. The $6.2 million contributed to the ARPs is being amortized to compensation expense as the Association's officers and directors become vested in those shares. As of March 31, 1996, $5.5 million of deferred compensation expense has been recognized since inception. The unamortized cost, which is comparable to deferred compensation, is reflected as a reduction of stockholders' equity.


(14)   COMMITMENTS

       The Association's home office building is located on land subject to a long-term lease agreement requiring annual rentals of $74,000 and payment of all real estate taxes and assessments through June 20, 2103, at which time the Association will surrender the leasehold, including improvements. The Association also leases certain branch office facilities under noncancelable long-term operating leases, which expire at various dates through 2014. Certain leases contain renewal options with negotiable terms. Rent expense amounted to approximately $678,000, $668,000, and $667,000 for the years ended March 31, 1996, 1995, and
       1994, respectively.

       Minimum long-term operating lease commitments are as follows:


       Year                                                        Amount
       ----                                                        ------
                                                               (in thousands)
       1997                                                       $   632
       1998                                                           473
       1999                                                           398
       2000                                                           334
       2001                                                           342
       Thereafter                                                   9,037
                                                                  =======


(15)   STOCKHOLDERS' EQUITY

       As part of the conversion from a mutual to a stock form of ownership, the Association established a liquidation account for the benefit of eligible depositors who continue to maintain their deposit accounts in the Association after conversion. In the unlikely event of a complete liquidation of the Association, each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account, in the proportionate amount of the then current adjusted balance for deposit accounts held, before distribution may be made with respect to the Association's capital stock. The Association may not declare or pay a cash dividend to the Company on, or repurchase any of, its capital stock if the effect thereof would cause the retained earnings of the Association to be reduced below the amount required for the liquidation account. Except for such restrictions, the existence of the liquidation account does not restrict the use or application of retained earnings.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



       The Association's capital exceeds all of the fully phased-in capital requirements imposed by the Financial Institution Reform, Recovery, and Enforcement Act (FIRREA). Office of Thrift Supervision (OTS) regulations provide that an institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution could, after prior notice but without the approval by the OTS, make capital distributions during the calendar year of up to 100% of its net income to date plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year. Any additional capital distributions would require prior regulatory approval.

       Unlike the Association, the Company is not subject to these regulatory restrictions on the payment of dividends to its stockholders.


(16)   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

       The Association is a party to various transactions with off-balance sheet risk in the normal course of business. These transactions are primarily commitments to originate and purchase loans. These commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recorded in the consolidated financial statements.

       Commitments to originate and purchase mortgage loans amounted to $9.1 million and $29.1 million, respectively, at March 31, 1996. The estimated fair value of these commitments approximates market. There were no commitments to purchase government insured mortgage-backed securities.

       In addition to financial instruments with off-balance sheet risk, the Association is exposed to varying risks associated with concentrations of credit. Concentrations of credit include significant lending activities in specific geographical areas. Although the Association conducts substantially all of its lending activities in the City of Chicago, the surrounding suburbs of Chicago, and the City of Rockford, Illinois, the Association has, however, purchased loans outside of its primary lending area.

       Included in the March 31, 1996 loan portfolio balance are $520.8 million, or 39.6% of the Association's total gross loan portfolio, of loans purchased from California institutions which are secured by properties primarily in California. Substantially all of the purchased loans are secured by one-to-four family properties. California represents the only significant concentration of loans purchased outside of the Association's primary lending area.

       The Association has approved, but unused, home equity lines of credit of approximately $16.9 million and $18.4 million at March 31, 1996 and 1995. These unused lines of credit will be based on points over the prime rate of interest and will approximate market. Approval of lines of credit is based upon underwriting standards that do not allow total borrowings, including the line of credit, to exceed 80% of the estimated market value of the customer's home. These are similar to guidelines used when the Association originates first mortgage loans, and are a means of controlling its credit risk.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



 (17)  CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

       The following condensed statements of financial condition as of March 31, 1996 and 1995, and condensed statements of earnings and cash flows for the years ended March 31, 1996, 1995, and 1994 for Bell Bancorp, Inc. should be read in conjunction with the consolidated financial statements and the notes thereto.


                       Statements of Financial Condition


                                                                                             1996           1995
                                                                                             ----           ----
                                                                                                (in thousands)
          Assets:
              Cash                                                                         $      5              3
              Investment securities                                                          28,865          8,164
              Mortgage-backed securities                                                     19,803         27,470
              Equity in net assets of Association                                           239,486        229,200
              Due from Association                                                           18,900         31,793
              Prepaid expense and other assets                                                  324            784
                                                                                           --------      ---------
          Total assets                                                                     $307,383        297,414
                                                                                           ========      =========

          Liabilities:
              Accrued income taxes payable                                                      311           --
              Other liabilities                                                                 111             69
                                                                                           --------      ---------
          Total liabilities                                                                     422             69

          Stockholders' equity:
              Common stock                                                                      124            124
              Additional paid-in capital                                                    148,609        149,575
              Retained earnings                                                             229,335        221,075
              Treasury stock                                                                (71,107)       (73,429)
                                                                                           --------      ---------
          Total stockholders' equity                                                        306,961        297,345
                                                                                           --------      ---------
          Total liabilities and stockholders' equity                                       $307,383        297,414
                                                                                           ========      =========





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



                             Statements of Earnings


                                                                                 1996          1995           1994
                                                                                 ----          ----           ----
                                                                                          (in thousands)
       Equity in earnings of Association                                      $ 10,286         10,795         14,192
       Interest income                                                           4,951          5,029          2,587
       Income tax expense                                                       (1,456)        (1,478)          (589)
       Other                                                                    (1,746)          (979)          (777)
                                                                              --------       --------       --------
       Net income                                                             $ 12,035         13,367         15,413
                                                                              ========       ========       ========





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



                            Statements of Cash Flows

                                                                                 1996           1995          1994
                                                                                 ----           ----          ----
                                                                                           (in thousands)
       Operating activities:
           Net income                                                      $     12,035         13,367         15,413
           Less equity in earnings of the Association not
              providing funds                                                   (10,286)       (10,795)       (14,192)
           Amortization                                                               3             33             29
           Tax benefit related to stock options                                     --             --             288
           Decrease (increase) in prepaid expense and other
              assets                                                                460           (450)            11
           Increase (decrease) in accrued income taxes payable                      311            (23)            85
           Increase (decrease) in other liabilities                                  42            (65)            93
                                                                           ------------       --------       --------
       Net cash provided by operating activities                                  2,565          2,067          1,727
                                                                           ------------       --------       --------
       Investing activities:
           Advances to subsidiary                                               (15,600)       (42,400)           --
           Repayments from subsidiary                                            28,493         17,100          1,700
           Purchase of investments                                              (41,997)      (192,284)      (333,321)
           Maturities of investments                                             21,294        208,075        338,603
           Dividends received from Association                                      --          19,144         45,513
           Purchase of mortgage-backed securities                                   --             --         (38,309)
           Principal repayments on mortgage-backed securities                     7,667         12,453          7,681
                                                                           ------------       --------       --------
       Net cash provided by (used in) investing activities                         (143)        22,088         21,867
                                                                           ------------       --------       --------
       Financing activities:
           Dividends paid                                                        (3,775)        (2,177)           --
           Net proceeds from sale of treasury stock                                 --             --             780
           Proceeds from exercise of stock options                                1,355          1,473          1,393
           Purchase of treasury stock                                               --         (23,451)       (25,767)
                                                                           ------------       --------       --------
       Net cash used in financing activities                                     (2,420)       (24,155)       (23,594)
                                                                           ------------       --------       --------
       Net increase in cash and cash equivalents                                      2            --             --

       Cash and cash equivalents at beginning of period                               3              3              3
                                                                           ------------       --------       --------
       Cash and cash equivalents at end of period                          $          5              3              3
                                                                           ============       ========       ========





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(18)   FAIR VALUE OF FINANCIAL INSTRUMENTS

       Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (Statement No. 107), requires the disclosure of estimated fair values of all asset, liability, and off-balance sheet financial instruments. The estimated fair value amounts under Statement No. 107 have been determined as of a specific point in time utilizing various available market information, assumptions, and appropriate valuation methodologies. Accordingly, the estimated fair values presented herein are not necessarily representative of the underlying value of the Holding Company. Rather the disclosures are limited to reasonable estimates of the fair value of only the financial instruments of the Holding Company. The use of assumptions and various valuation techniques, as well as the absence of secondary assets for certain financial instruments, will likely reduce the comparability of fair value disclosures between financial institutions. The Holding Company does not plan to sell its assets or settle its liabilities at these fair values. The estimated fair values of the financial instruments of the Holding Company as of March 31, 1996 and 1995 are set forth in the following table.


                                                                             1996                       1995
                                                                   ---------------------       --------------------
                                                                   Carrying        Fair        Carrying        Fair
                                                                    amount         value        amount        value
                                                                   --------        -----       --------       -----
                                                                                    (in thousands)
          Financial assets:
              Cash and due from banks                          $       15,304       15,304        10,647        10,647
              Interest-earning deposits                                59,092       59,092         7,503         7,503
              Investment securities                                   120,309      120,398        44,266        44,336
              Mortgage-backed securities                              411,982      402,515       480,564       451,608
              Loans receivable                                      1,306,275    1,289,000     1,352,352     1,323,000

          Financial liabilities:
              Passbook, NOW, and money market                         430,766      430,766       463,444       463,444
              Certificate accounts                                  1,173,559    1,176,000     1,055,776     1,048,000
              Borrowed funds                                           10,000        9,958        79,600        79,600
                                                               ==============   ==========    ==========    ==========

       The following methods and assumptions are used by the Holding Company in estimating the fair value for its financial instruments.

       (a)   CASH AND DUE FROM BANKS AND
                 INTEREST-EARNING DEPOSITS

       The carrying value of cash, due from banks, and interest-earning deposits approximates fair value due to the short period of time between origination of the instruments and their expected realization.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



       (b)   INVESTMENT SECURITIES AND
                 MORTGAGE-BACKED SECURITIES

       The fair value of these financial instruments was estimated using quoted market prices.

       (c)   LOANS RECEIVABLE

       Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as one-to-four family residential, and multi-family. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

       The fair value of performing loans is calculated using assumptions regarding credit risk, cash flows, and discount rates judgmentally determined using available market information and specific borrower information.

       (d)   DEPOSITS

       The fair values of deposits with no stated maturity, such as passbook savings, NOW accounts, and money market accounts, are disclosed as the amount payable on demand. The fair value of fixed-maturity deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently being offered for deposits with similar remaining terms to maturity. The fair value estimates do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

       (e)   BORROWED FUNDS

       The fair value of FHLB advances is estimated based on current rates for advances with similar terms.

       (f)   COMMITMENTS TO EXTEND CREDIT

       The fair value of commitments to extend credit approximates the commitment amount due to the short-term nature of the commitment period.


(19)   SUBSEQUENT EVENT

       On December 14, 1995, the Company entered into a definitive agreement to be acquired by Standard Federal Bancorporation, Inc. of Troy, Michigan for a purchase price of $37.50 per share, in cash. Regulatory approval from the Office of Thrift Supervision was received on April 10, 1996. The agreement was approved by the Company's stockholders on May 16, 1996 and is expected to be consummated on June 7, 1996.





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



(20)   QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


                                                                            Year ended March 31, 1996
                                                              ----------------------------------------------------
                                                                1st             2nd            3rd            4th
                                                              Quarter         Quarter        Quarter        Quarter
                                                              -------         -------        -------        -------
       Interest income                                    $     32,414         33,205         33,056         32,927
       Interest expense                                         18,593         19,271         19,453         19,373
                                                          ------------       --------       --------       --------
       Net interest income before provision
           for loan losses                                      13,821         13,934         13,603         13,554
       Provision for loan losses                                   799          1,087            805          1,007
                                                          ------------       --------       --------       --------
       Net interest income after provision
           for loan losses                                      13,022         12,847         12,798         12,547
       Loss on sale of assets                                      (98)           (93)          (118)          (157)
       Other income                                                268            190            561            573
       Noninterest expense                                       7,888          8,069          8,599          7,649
                                                          ------------       --------       --------       --------
       Income before income tax expense                          5,304          4,875          4,642          5,314
       Income tax expense                                        2,198          1,888          1,814          2,200
                                                          ------------       --------       --------       --------
       Net income                                         $      3,106          2,987          2,828          3,114
                                                          ============       ========       ========       ========
       Earnings per share -- primary                      $        .33            .31            .30            .32
                                                          ============       ========       ========       ========
       Earnings per share -- fully-diluted                $        .33            .31            .29            .32
                                                          ============       ========       ========       ========
       Dividends per share                                $       .075           .113           .113           .113
                                                          ============       ========       ========       ========





                                                                     (Continued)

BELL BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements



                                                                            Year ended March 31, 1995
                                                              ----------------------------------------------------
                                                                1st             2nd            3rd            4th
                                                              Quarter         Quarter        Quarter        Quarter
                                                              -------         -------        -------        -------
       Interest income                                    $     28,465         28,622         28,922         31,291
       Interest expense                                         14,026         14,414         15,161         16,963
                                                          ------------       --------       --------       --------
       Net interest income before provision
           for loan losses                                      14,439         14,208         13,761         14,328
       Provision for loan losses                                 2,000            392            827            707
                                                          ------------       --------       --------       --------
       Net interest income after provision
           for loan losses                                      12,439         13,816         12,934         13,621
       Gain (loss) on sale of assets                              (193)          (192)           275           (282)
       Other income                                                280            244            244            285
       Noninterest expense                                       7,948          7,994          8,057          8,084
                                                          ------------       --------       --------       --------
       Income before income tax expense and
           cumulative effect of change in
           accounting principle                                  4,578          5,874          5,396          5,540
       Income tax expense                                        1,658          2,357          2,288          1,718
                                                          ------------       --------       --------       --------
       Income before cumulative effect of change
           in accounting principle                               2,920          3,517          3,108          3,822
       Cumulative effect of change in accounting
           for income taxes                                        --             --             --             --
                                                          ------------       --------       --------       --------
       Net income                                         $      2,920          3,517          3,108          3,822
                                                          ------------       --------       --------       --------
       Earnings per share before accounting
           change - primary                               $        .56           .34             .31            .41
       Cumulative effect of accounting change                      --           --              --             --
                                                          ------------       --------       --------       --------
       Earnings per share after accounting
           change - primary                               $        .56           .34             .31            .41
                                                          ============       ========       ========       ========
       Earnings per share before accounting
           change - fully-diluted                                  .56           .34             .31            .41
       Cumulative effect of accounting change                      --           --              --             --
                                                          ------------       --------       --------       --------
       Earnings per share after accounting
           change - fully-diluted                         $        .56           .34             .31            .41
                                                          ============       ========       ========       ========
       Dividends per share                                $        --           .075            .075           .075
                                                          ============       ========       ========       ========





                                                                     (Continued)